Exhibit 6.9

dotloop signature verification: dtlp.us/Yntx - sA0F - F2Je _____, _____ _____,_____, _____,_____ WFL 1. PARTIES: The parties to this lease are: the owner of the Property, Landlord ,: Wahed Financial Llc ; and Tenant(s) : [ ] . 2. PROPERTY: Landlord leases to Tenant the following real property: Address: 6724 Lake Overlook Drive, Fort Worth, TX 76135 legally described as: in Tarrant County, Texas, together with the following non - real - property items: . The real property and the non - real - property are collectively called the “Property”. 3. TERM: A. Primary Term : The primary term of this lease begins and ends as follows: Commencement Date: [DATE] Expiration Date: [DATE] . B. Delay of Occupancy : Tenant must occupy the Property within 5 days after the Commencement Date . If Tenant is unable to occupy the Property by the 5 th day after the Commencement Date because of construction on the Property or a prior tenant’s holding over of the Property, Tenant may terminate this lease by giving written notice to Landlord before the Property becomes available to be occupied by Tenant, and Landlord will refund to Tenant the security deposit and any rent paid . Landlord will abate rent on a daily basis for a delay caused by construction or a prior tenant’s holding over . This paragraph does not apply to any delay in occupancy caused by cleaning, repairs, or make - ready items . 3. AUTOMATIC RENEWAL AND NOTICE OF TERMINATION : This lease automatically renews on a month - to - month basis unless Landlord or Tenant provides the other party written notice of termination as provided in Paragraph 4 A . Oral notice of termination is not sufficient under any circumstances . Time is of the essence for providing notice of termination (strict compliance with dates by which notice must be provided is required) . The date on which rent is due does not apply to the requirement for providing written notice of termination . Paragraph 4 B applies only if the lease renews on a month - to - month basis . If a box is not checked under Paragraph 4 A, Paragraph 4 A(1) will apply . If a box is not checked under Paragraph 4 B, Paragraph 4 B(1) will apply . A. This lease automatically renews on a month - to - month basis unless Landlord or Tenant provides the other party written notice of termination not less than: (Check only one box.) □ (1) 30 days before the Expiration Date. □ (2) days before the Expiration Date. RESIDENTIAL LEASE USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE TEXAS ASSOCIATION OF REALTORS®, INC. IS NOT AUTHORIZED. ©Texas Association of REALTORS®, Inc. 2022 (TXR - 2001) 07 - 08 - 22 Landlord or Landlord's Representative: & Tenants : Page 1 of 17 12:27 PM CDT 1:31 PM CDT 12:08 PM CDT dotloop verified dotloop verified dotloop verified GO Real Estate Group 2701 West Plano Parkway, suite 650 Plano, TX 75075 214 - 326 - 0856 "Momo" Mohamed dotloop signature verification: dtlp.us/Yntx-sA0F-F2Je

Residential Lease concerning: 6724 Lake Overlook Drive, Fort Worth, TX 76135

If Landlord or Tenant fails to provide the other party timely written notice of termination as required by paragraph 4A, the lease automatically renews on a month-to-month basis. The Landlord or Tenant then must provide a subsequent written notice of termination as required by paragraph 4B.

B. If this lease automatically renews on a month-to-month basis, it will continue to renew on a month-to-month basis until either party provides written notice of termination to the other party and the notice of termination will be effective: *(Check only one box.)*

☑ (1) on the last day of the month following the month in which the notice is given. Landlord is not obligated to prorate rent even if Tenant surrenders the Property before the termination date.

☐ (2) on the date designated in the notice but not sooner than 30 days after the notice is given and, if necessary, rent will be prorated on a daily basis.

5. RENT:

A. Monthly Rent: The monthly rent is $[AMOUNT]________. Tenant will pay the monthly rent so that Landlord receives the monthly rent on or before *(check only one box)*:

☑ (1) the first day of each month during this lease.

☐ (2) ____.

Weekends, holidays, and mail delays do not excuse Tenant's obligation to timely pay rent.
Tenant will pay first month's rent made payable to ☑ Landlord or ☑ Listing Broker or ☑ Property Manager. The first month's rent is due and payable not later than [DATE]________________ by *(select one or more)*: ☑ cashier's check ☑ electronic payment ☐ money order ☐ personal check or ☐ other means acceptable to Landlord.

B. Prorated Rent: The prorated rent of $ ______________ is due on or before ______________________ by *(select one or more)*: ☐ cashier's check ☐ electronic payment ☐ money order ☐ personal check or ☐ other means acceptable to Landlord.

C. Place of Payment: Unless this lease provides otherwise, Tenant will remit all amounts due to Landlord under this lease to the following person or entity at the place stated and make all payments payable to the named person or entity. Landlord may later designate, in writing, another person or place to which Tenant must remit amounts due under this lease.

Name: GO Property Managers

Address: 2701 W Plano Pkwy Ste 650, Plano, TX 75075

Notice: Place the Property address and Tenant's name on all payments.

D. Method of Payment:

(1) Tenant must pay all rent timely and without demand, deduction, or offset, except as permitted by law or this lease.

(2) Time is of the essence for the payment of rent (strict compliance with rental due dates is required).

(3) Unless the parties agree otherwise, Tenant may not pay rent in cash and will pay all rent by *(select one or more)*: ☑ cashier's check ☑ electronic payment ☐ money order ☑ personal check or ☑ other means acceptable to Landlord. Landlord ☑ may or ☐ may not charge a reasonable fee to process or accept payment by *(select one or more only if Landlord indicates a reasonable fee may be charged)*: ☑ cashier's check ☑ electronic payment ☐ money order ☑ personal check or ☐ other means acceptable to Landlord.

(4) Landlord ☑ requires ☐ does not require Tenant(s) to pay monthly rents by one payment.

(TXR-2001) 07-08-22 Landlord or Landlord's Representative: WFL & Tenants: Page 2 of 17

GO Real Estate Group 2701 West Plano Parkway, suite 650 Plano, TX 75075 214-326-0856 "Momo" Mohamed dotloop signature verification: dtlp.us/Yntx - sA0F - F2Je _______ ____ _____, _____ _____,_____, _____,_____ WFL Residential Lease concerning: 6724 Lake Overlook Drive, Fort Worth, TX 76135 (5) If Tenant fails to timely pay any amounts due under this lease or if any check of Tenant is not honored by the institution on which it was drawn, Landlord may require Tenant to pay such amount and any subsequent amounts under this lease in certified funds . This paragraph does not limit Landlord from seeking other remedies under this lease for Tenant’s failure to make timely payments with good funds . E . Rent Increases : There will be no rent increases through the primary term . Landlord may increase the rent that will be paid during any month - to - month renewal period by providing at least 30 days written notice to Tenant . 6. LATE CHARGES: A. If Landlord does not actually receive a rent payment in the full amount at the designated place of payment by the day of each month at 11:59pm, Tenant will pay Landlord for each late payment: (1) an initial late charge equal to (check one box only) : □ (a) $ [ ] ; or □ (b) % of one month’s rent; and (2) additional late charges of $ [ ] per day thereafter until rent and late charges are paid in full. Additional late charges for any one payment may not exceed more than 30 days. Notice: † 92.019, Property Code prohibits assessing a late fee until rent has remained unpaid for at least two full days after the date on which the rent is due. B. For the purposes of paying rent and any late charges, the mailbox is not the agent for receipt for Landlord (the postmark date is not the date Landlord receives the payment) . The parties agree that the late charge is reasonable based on uncertain damages to the Landlord related to the late payment of rent, including direct or indirect expenses, direct or indirect costs, or overhead associated with the collection of late payment . Landlord’s acceptance of a late charge does not waive Landlord’s right to exercise remedies under Paragraph 27 . 6. RETURNED PAYMENT : Tenant will pay Landlord $ [ ] for each payment Tenant tenders to Landlord which is returned or not honored by the institution on which it is drawn for any reason, plus any late charges until Landlord receives payment . Tenant must make any returned payment good by paying such amount(s) plus any associated charges in certified funds . 7. APPLICATION OF FUNDS : Regardless of any notation on a payment, Landlord may apply funds received from Tenant first to any non - rent obligations of Tenant, including but not limited to, late charges, returned payment charges, repairs, brokerage fees, periodic utilities, animal charges, and then to rent . 8. ANIMALS: A. Unless the parties agree otherwise in writing, Tenant may not permit, even temporarily, any animal on the Property (including but not limited to any mammal, reptile, bird, fish, rodent, or insect) . An assistance animal is not considered a pet but is still required to be reported to the Landlord with accompanying documentation as required by the Texas Department of Housing and Community Affairs . B. If Tenant violates this Paragraph 9 or any agreement to keep an animal on the Property, Landlord may take all or any of the following action: (1) declare Tenant to be in default of this lease and exercise Landlord’s remedies under Paragraph 27; (2) charge Tenant, as additional rent, an initial amount of $ [ ] and $ [ ] per day thereafter per animal for each day Tenant violates the animal restrictions; (TXR - 2001) 07 - 08 - 22 Landlord or Landlord's Representative: & Tenants: Page 3 of 17 12:27 PM CDT dotloop verified 1:31 PM CDT 12:08 PM CDT dotloop verified dotloop verified GO Real Estate Group 2701 West Plano Parkway, suite 650 Plano, TX 75075 214 - 326 - 0856 "Momo" Mohamed dotloop signature verification: dtlp.us/Yntx - sA0F - F2Je □ _____, _____ _____,_____, _____,_____ WFL 05/30/25 Residential Lease concerning: 6724 Lake Overlook Drive, Fort Worth, TX 76135 (3) remove or cause to be removed any unauthorized animal and deliver it to appropriate local authorities by providing at least 24 - hour written notice to Tenant of Landlord’s intention to remove the unauthorized animal ; and (4) charge to Tenant the Landlord’s cost to : (a) remove any unauthorized animal; (b) exterminate the Property for fleas and other insects; (c) clean and deodorize the Property’s carpets and drapes; and (d) repair any damage to the Property caused by the unauthorized animal. C. When taking any action under Paragraph 9B Landlord will not be liable for any harm, injury, death, or sickness to any animal. 10. SECURITY DEPOSIT: A. Security Deposit : On or before execution of this lease, Tenant will pay a security deposit to Landlord in the amount of $ [ ] by (select one or more) : □ cashier’s check □ electronic payment □ money order personal check or □ other means acceptable to Landlord. “Security deposit” has the meaning assigned to that term in † 92.102, Property Code. Any additional deposits Tenant pays to Landlord, other than the security deposit, will become part of the security deposit. B. Interest : No interest or income will be paid to Tenant on the security deposit . Landlord may place the security deposit in an interest - bearing or income - producing account and any interest or income earned will be paid to Landlord or Landlord’s representative . C. Refund : Tenant must give Landlord at least thirty (30) days written notice of surrender before Landlord is obligated to account for or refund the security deposit . Any refund of the security deposit will be made payable to all Tenants named in this lease . Notices about Security Deposits : (1) † 92 . 108 , Property Code provides that a tenant may not withhold payment of any portion of the last month’s rent on grounds that the security deposit is security for unpaid rent . (2) Bad faith violations of † 92 . 108 may subject a tenant to liability up to 3 times the rent wrongfully withheld and the landlord’s reasonable attorney’s fees . (3) The Property Code does not obligate a landlord to return or account for the security deposit until the tenant surrenders the Property and gives the landlord a written statement of the tenant’s forwarding address, after which the landlord has 30 days in which to account . (4) “Surrender” is defined in Paragraph 16 of this lease . (5) One may view the Texas Property Code at the Texas Legislature’s website which, as of the date shown in the lower left - hand corner of this form, is http : //www . statutes . legis . state . tx . us/ . D . Deductions : (1) Landlord may deduct reasonable charges from the security deposit for: (a) damages to the Property, excluding normal wear and tear, and all reasonable costs associated to repair the Property; (b) costs for which Tenant is responsible to clean, deodorize, exterminate, and maintain the Property; (c) unpaid or accelerated rent; (d) unpaid late charges; (e) unpaid utilities and utility expenses Landlord incurs to maintain utilities to the Property as required by this Lease; (TXR - 2001) 07 - 08 - 22 Landlord or Landlord's Representative: & Tenants: Page 4 of 17 12:27 PM CDT dotloop verified 1:31 PM CDT 12:08 PM CDT dotloop verified dotloop verified GO Real Estate Group 2701 West Plano Parkway, suite 650 Plano, TX 75075 214 - 326 - 0856 "Momo" Mohamed dotloop signature verification: dtlp.us/Yntx - sA0F - F2Je . . _____, _____ _____,_____, _____,_____ WFL Residential Lease concerning: 6724 Lake Overlook Drive, Fort Worth, TX 76135 (f) unpaid pet charges; (g) replacing unreturned keys, garage door openers, security devices, or other components; (h) the removal of unauthorized locks or fixtures installed by Tenant; (i) Landlord’s cost to access the Property if made inaccessible by Tenant; (j) missing or burned - out light bulbs and fluorescent tubes (at the same location and of the same type and quality that are in the Property on the Commencement Date); (k) packing, removing, and storing abandoned property; (l) removing abandoned or illegally parked vehicles; (m) costs of reletting (as defined in Paragraph 27), if Tenant is in default; (n) attorney’s fees, costs of court, costs of service, and other reasonable costs incurred in any legal proceeding against Tenant; (o) mailing costs associated with sending notices to Tenant for any violations of this lease; (p) any other unpaid charges or fees or other items for which Tenant is responsible under this lease; (q) cost to restore walls, flooring, landscaping or any alteration to the Property not approved in writing by Landlord; (r) damages to the Property caused by smoking, including but not limited to stains, burns, odors, and removal of debris; and (s) costs to rekey certain security devices, as provided in Paragraph 19. (2) If deductions exceed the security deposit, Tenant will pay to Landlord the excess within 10 days after Landlord makes written demand. 11. UTILITIES: A. Tenant will pay all connection fees, service fees, usage fees, and all other costs and fees for all utilities to the Property (for example, electricity, gas, water, wastewater, garbage, telephone, alarm monitoring systems, cable, and Internet connections) except the following which Landlord will pay: [ ] Unless otherwise agreed, amounts under this paragraph are payable directly to the service providers. B. Unless provided by Landlord, Tenant must, at a minimum, keep the following utilities on, if available, at all times this lease is in effect : gas ; electricity ; water ; wastewater ; and garbage services . Notice: Before signing this lease, Tenant should determine if all necessary utilities are available to the Property and are adequate for Tenant’s use . 12. USE AND OCCUPANCY: A. Occupants : Tenant may use the Property as a private residence only . The only persons Tenant may permit to reside on the Property during the term of this lease are ( include names and ages of all occupants ) : [ ] [ ] B. Phone Numbers and E - mail : Tenant must promptly inform Landlord of any changes in Tenant's phone numbers (home, work, and mobile) and e - mail not later than 5 days after a change . (TXR - 2001) 07 - 08 - 22 Landlord or Landlord's Representative: & Tenants: Page 5 of 17 12:27 PM CDT dotloop verified 1:31 PM CDT 12:08 PM CDT dotloop verified dotloop verified GO Real Estate Group 2701 West Plano Parkway, suite 650 Plano, TX 75075 214 - 326 - 0856 "Momo" Mohamed dotloop signature verification: dtlp.us/Yntx - sA0F - F2Je Residential Lease concerning: 6724 Lake Overlook Drive, Fort Worth, TX 76135 □ □ _______________________ __________________________________________________________________________________ _____, _____ _____,_____, _____,_____ WFL C. ( Include the name of the HOA if there is one ) . Tenant must comply with any owners’ association rules or restrictive covenants affecting the Property . Tenant will reimburse Landlord for any fines or other charges assessed against Landlord for violations by Tenant of any owners’ association rule or restrictive covenant, and any resulting administrative fees assessed by Landlord’s agents or any other entity as provided by law . D. Prohibitions : Unless otherwise authorized by this lease, Tenant may not install or permit any of the following on the Property, even temporarily : a spa, hot tub, above - ground pool, trampoline, or any item which causes a suspension or cancellation of insurance coverage or an increase in insurance premiums . Tenant may not permit any part of the Property to be used for : (1) any activity which is a nuisance, offensive, noisy, or dangerous ; (2) the repair of any vehicle ; (3) any business of any type, including but not limited to child care ; (4) any activity which violates any zoning ordinance, owners’ association rule, or restrictive covenant ; (5) any illegal or unlawful activity, including but not limited to, the planting, growth, consumption, or distribution of cannabis plants or products ; or (6) activity that obstructs, interferes with, or infringes on the rights of other persons near the Property . Tenant may not list any part of the Property on any lodging or short - term rental website or with any person or service that advertises Properties for rent . E. Guests : Tenant may not permit any guest to stay on the Property longer than the amount of time permitted by any owners’ association rule or restrictive c oven a o n r t consecutive days without Landlord's written permission, whichever is less . No guests are permitted to stay on the Property more than twice the number of days in the space above in any 30 - day period . If the above space is not filled in, two (2) days total per month will apply . F. Common Areas : Landlord is not obligated to pay any non - mandatory or user fees for Tenant’s use of any common areas or facilities (for example, pool or tennis courts) . 13. PARKING RULES : Tenant may not permit more than [ ] vehicles, including but not limited to automobiles, trucks, recreational vehicles, trailers, motorcycles, all - terrain vehicles, jet skis, and boats, on the Property unless authorized by Landlord in writing . Tenant may not park or permit any person to park any vehicles in the yard . Tenant may permit vehicles to be parked only in drives, garages, designated common parking areas, or in the street if not prohibited by law or an owners’ association . Tenant may not store or permit any person to store any vehicles on or adjacent to the Property or on the street in front of the Property . In accordance with applicable state and local laws, Landlord may have towed, at Tenant’s expense : (a) any inoperative vehicle on or adjacent to the Property ; (b) any vehicle parked in violation of this paragraph or any additional parking rules made part of this lease ; or (c) any vehicle parked in violation of any law, local ordinance, or owners’ association rule . Tenant must promptly inform Landlord of any changes in Tenant's vehicle information (type, year, make, model, and license plate number including state) not later than 5 days after a change . 14. ACCESS BY LANDLORD: A. Advertising : Landlord may prominently display a "For Sale" or "For Lease" or similarly worded sign on the Property during the term of this lease or any renewal period . Landlord or Landlord’s contractor may take interior or exterior photographs or images of the Property and use the photographs or images in any advertisements to lease or sell the Property . B. Access : Before accessing the Property, Landlord or anyone authorized by Landlord will attempt to first contact Tenant, but may enter the Property at reasonable times without notice to make repairs or to show (TXR - 2001) 07 - 08 - 22 Landlord or Landlord's Representative: & Tenants: Page 6 of 17 12:27 PM CDT dotloop verified 1:31 PM CDT 12:08 PM CDT dotloop verified dotloop verified [ ] GO Real Estate Group 2701 West Plano Parkway, suite 650 Plano, TX 75075 214 - 326 - 0856 "Momo" Mohamed dotloop signature verification: dtlp.us/Yntx - sA0F - F2Je Residential Lease concerning: 6724 Lake Overlook Drive, Fort Worth, TX 76135 the Property to prospective tenants or buyers, inspectors, fire marshals, lenders, appraisers, or insurance agents . Additionally, Landlord or anyone authorized by Landlord may peacefully enter the Property at reasonable times without first attempting to contact Tenant and without notice to : (1) survey or review the Property’s condition and take photographs to document the condition ; (2) make emergency repairs ; (3) exercise a contractual or statutory lien ; (4) leave written notices ; or (5) seize nonexempt property if Tenant is in default . C . Trip Charges : If Landlord or Landlord’s agents have made prior arrangements with Tenant to access the Property and are denied or are not able to access the Property because of Tenant’s failure to make the Property accessible (including, but not limited to, any occupant, guest or invitee of Tenant, pet, or security device prohibiting access to any area of the Property), Landlord may charge Tenant a trip charge of $ [ ] . D . Keybox : A keybox is a locked container placed on the Property holding a key to the Property . The keybox is opened by a special combination, key, or programmed access device so that persons with the access device may enter the Property, even in Tenant’s absence . The keybox is a convenience but involves risk (such as unauthorized entry, theft, property damage, or personal injury) . Neither the Association of REALTORS® nor MLS requires the use of a keybox . (1) Tenant authorizes Landlord, Landlord’s property manager, and Landlord’s broker to place on the Property a keybox containing a key to the Property: (a) during the last [ ] days of this lease or any renewal or extension; and (b) at any time Landlord lists the Property for sale with a Texas licensed broker. (2) Tenant may withdraw Tenant’s authorization to place a keybox on the Property by providing written notice to Landlord and paying Landlord a fee of $ [ ] as consideration for the withdrawal . Landlord will remove the keybox within a reasonable time after receipt of the notice of withdrawal and payment of the required fee . Removal of the keybox does not alleviate Tenant’s obligation to make the Property available for showings as indicated in Paragraph 14 B . (3) If Landlord or Landlord’s agents are denied or are not able to access the Property after first attempting to contact Tenant, Landlord may charge Tenant a trip charge as provided in Paragraph 14C. (4) Landlord, the property manager, and Landlord’s broker are not responsible to Tenant, Tenant’s guests, family, or occupants for any damages, injuries, or losses arising from use of the keybox unless caused by Landlord, the property manager, or Landlord’s broker . 15. MOVE - IN CONDITION: A. SIGHT UNSEEN NOTICE : Tenant is given the opportunity to inspect the Property prior to signing the lease . A Tenant who declines to do so and chooses to sign the Lease on the Property sight unseen does so at their own risk . Tenant accepts the Property “as is” and Landlord is under no obligation to make any changes upon Tenant viewing the Property . Tenant will be bound to all provisions of the Lease irrespective of Tenant viewing the Property before signing the Lease . B. Landlord makes no express or implied warranties as to the Property’s condition . Tenant has inspected the Property and accepts it AS - IS provided that Landlord : . _____, _____ _____,_____, _____,_____ WFL 05/30/25 (TXR - 2001) 07 - 08 - 22 Landlord or Landlord's Representative: & Tenants: Page 7 of 17 12:27 PM CDT dotloop verified 1:31 PM CDT 12:08 PM CDT dotloop verified dotloop verified GO Real Estate Group 2701 West Plano Parkway, suite 650 Plano, TX 75075 214 - 326 - 0856 "Momo" Mohamed dotloop signature verification: dtlp.us/Yntx - sA0F - F2Je Residential Lease concerning: 6724 Lake Overlook Drive, Fort Worth, TX 76135 C . Tenant will complete an Inventory and Condition Form, noting any damages to the Property, and deliver it to Landlord within [ ] days after the Commencement Date . If Tenant fails to timely deliver the Inventory and Condition Form, the Property will be deemed to be free of damages, unless otherwise expressed in this lease . The Inventory and Condition Form is not a request for repairs . Tenant must direct all requests for repairs in compliance with Paragraph 18 . 16. MOVE - OUT: A. Move - Out Condition : When this lease ends, Tenant will surrender the Property in the same condition as when received, normal wear and tear excepted . Tenant will leave the Property in a clean condition free of all trash, debris, and any personal property . Tenant may not abandon the Property . B. Definitions : (1) “ Normal wear and tear ” means deterioration that occurs without negligence, carelessness, accident, or abuse. (2) “ Surrender ” occurs when all occupants have vacated the Property, in Landlord’s reasonable judgment, and one of the following events occurs: (a) the date Tenant specifies as the move - out or termination date in a written notice to Landlord has passed; or (b) Tenant returns keys and access devices that Landlord provided to Tenant under this lease. (3) " Abandonment " occurs when all of the following occur : (a) all occupants have vacated the Property, in Landlord’s reasonable judgment ; (b) Tenant is in breach of this lease by not timely paying rent ; and (c) Landlord has delivered written notice to Tenant, by affixing it to the inside of the main entry door or if the Landlord is prevented from entering the Property by affixing it to the outside of the main entry door, stating that Landlord considers the Property abandoned, and Tenant fails to respond to the affixed notice by the time required in the notice, which will not be less than 2 days from the date the notice is affixed to the main entry door . C. Personal Property Left After Move - Out : (1) If Tenant leaves any personal property in the Property after surrendering or abandoning the Property Landlord may: (a) dispose of such personal property in the trash or a landfill; (b) give such personal property to a charitable organization; or (c) store and sell such personal property by following procedures in † 54.045(b) - (e), Property Code. (2) Tenant must reimburse Landlord all Landlord’s reasonable costs under Paragraph 16 C(1) for packing, removing, storing, and selling the personal property left in the Property after surrender or abandonment . 17. PROPERTY MAINTENANCE: A. Tenant's General Responsibilities : Tenant, at Tenant's expense, must: (1) keep the Property clean and sanitary; (2) promptly dispose of all garbage in appropriate receptacles; _____, _____ _____,_____, _____,_____ WFL 05/30/25 (TXR - 2001) 07 - 08 - 22 Landlord or Landlord's Representative: & Tenants: Page 8 of 17 12:27 PM CDT dotloop verified 1:31 PM CDT 12:08 PM CDT dotloop verified dotloop verified GO Real Estate Group 2701 West Plano Parkway, suite 650 Plano, TX 75075 214 - 326 - 0856 "Momo" Mohamed dotloop signature verification: dtlp.us/Yntx - sA0F - F2Je Residential Lease concerning: 6724 Lake Overlook Drive, Fort Worth, TX 76135 □ _____, _____ _____,_____, _____,_____ WFL 05/30/25 (10) (11) (12) (3) supply and change heating and air conditioning filters per manufacturer’s instructions ; (4) supply and replace all light bulbs, fluorescent tubes, and batteries for smoke alarms, carbon monoxide detectors, garage door openers, ceiling fan remotes, and other devices (of the same type and quality that are in the Property on the Commencement Date) ; (5) maintain appropriate levels of necessary chemicals or matter in any water softener; (6) take action to promptly eliminate any dangerous condition on the Property; (7) take all necessary precautions to prevent broken water pipes due to freezing or other causes; (8) replace any lost or misplaced keys; (9) pay any periodic, preventive, or additional extermination costs desired by Tenant, including treatment for bed bugs, unless otherwise required by law; remove any standing water; know the location and operation of the main water cut - off valve and all electric breakers and how to switch the valve or breakers off at appropriate times to mitigate any potential damage; water the foundation of the Property at reasonable and appropriate times; (13) supply and change water filtration systems, including but not limited to, refrigerator water filters; and (14) promptly notify Landlord, in writing, of all needed repairs. B. Yard Maintenance : (1) "Yard" means all lawns, shrubbery, bushes, flowers, gardens, trees, rock or other landscaping, and other foliage on or encroaching on the Property or on any easement appurtenant to the Property, and does not include common areas maintained by an owners’ association . (2) "Maintain the yard” means to perform activities such as, but not limited to : (a) mowing, fertilizing, and trimming the yard ; (b) controlling pests and weeds in the yard ; and (c) removing debris from the yard . (3) Unless prohibited by ordinance or other law, Tenant will water the yard at reasonable and appropriate times including but not limited to the following times : . Other than watering, the yard will be maintained as follows : □ (a) Landlord, at Landlord’s expense, will maintain the yard . Tenant will permit Landlord and Landlord's contractors reasonable access to the yard and will remove any pet from the yard at appropriate times . □ (b) Tenant, at Tenant’s expense, will maintain the yard. □ (c) Tenant will maintain in effect a scheduled yard maintenance contract with : □ a contractor who regularly provides such service ; . C . Pool/Spa Maintenance : Any pool or spa on the Property will be maintained according to a Pool/Spa Maintenance Addendum . D . Prohibitions : If Tenant installs any fixtures on the Property, authorized or unauthorized, such as additional smoke alarms, additional carbon monoxide detectors, locks, alarm systems, cables, satellite dishes, or other fixtures, such fixtures will become the property of the Landlord . Except as otherwise permitted by law, this lease, or in writing by Landlord, Tenant may not : (1) remove any part of the Property or any of Landlord's personal property from the Property ; (2) remove, change, add, or rekey any lock ; (3) make holes in the woodwork, floors, or walls, except that a reasonable number of small nails may be used to hang pictures in sheetrock and grooves in paneling ; (TXR - 2001) 07 - 08 - 22 Landlord or Landlord's Representative: & Tenants: Page 9 of 17 12:27 PM CDT dotloop verified 1:31 PM CDT 12:08 PM CDT dotloop verified dotloop verified GO Real Estate Group 2701 West Plano Parkway, suite 650 Plano, TX 75075 214 - 326 - 0856 "Momo" Mohamed dotloop signature verification: dtlp.us/Yntx - sA0F - F2Je Residential Lease concerning: 6724 Lake Overlook Drive, Fort Worth, TX 76135 E. Failure to Maintain : If Tenant fails to comply with this Paragraph 17 or any Pool/Spa Maintenance Addendum, Landlord may, in addition to exercising Landlord’s remedies under Paragraph 27, perform whatever action Tenant is obligated to perform and Tenant must immediately reimburse Landlord the reasonable expenses that Landlord incurs plus any administrative fees assessed by Landlord’s agents or any other entity as provided by law. F . Smoking : Smoking, including vaping or tobacco pipes of any type, by Tenant, Tenant’s guests, family, or occupants is □ permitted □ not permitted on the Property (including, but not limited to, the garage or outdoor areas of the Property) . If smoking is not permitted and does occur on the Property, Tenant will be in default and : (1) Landlord may exercise Landlord’s remedies under Paragraph 27 ; and (2) Landlord may deduct from the security deposit damages to the Property caused by smoking, including but not limited to stains, burns, odors, and removal of debris . 18. REPAIRS: (Notice: Subchapter B, Chapter 92, Property Code governs repair obligations). A. Repair Requests : All requests for repairs must be in writing and delivered to Landlord . If Tenant is delinquent in rent at the time a repair notice is given, Landlord is not obligated to make the repair . In the event of an emergency related to the condition of the Property that materially affects the physical health or safety of an ordinary tenant, Tenant may call Landlord or, if applicable, the property manager, a t [ ] . Ordinarily, a repair to the heating and air conditioning system is not an emergency . B. NOTICE : If Landlord fails to repair a condition that materially affects the physical health or safety of an ordinary tenant as required by this lease or the Property Code, Tenant may be entitled to exercise remedies under † 92 . 056 and † 92 . 0561 of the Property Code . If Tenant follows the procedures under those sections, the following remedies may be available to Tenant : (1) terminate the lease and obtain an appropriate refund under † 92 . 056 (f) ; (2) have the condition repaired or remedied according to † 92 . 0561 ; (3) deduct from the rent the cost of the repair or remedy according to † 92 . 0561 ; and (4) obtain judicial remedies according to † 92 . 0563 . Do not exercise these remedies without consulting an attorney or carefully reviewing the procedures under the applicable sections . The Property Code presumes that 7 days is a reasonable period of time for the Landlord to make a diligent effort to repair a condition unless there are circumstances which establish that a different period of time is appropriate (such as the severity and nature of the condition and the availability of materials, labor, and utilities) . Failure to strictly follow the procedures in the applicable sections may cause Tenant to be in default of the lease . _____, _____ _____,_____, _____,_____ WFL (10) (11) (12) (4) permit any water furniture on the Property; (5) install additional phone or video cables, outlets, antennas, satellite receivers, or alarm systems; (6) alter, replace or remove flooring material, paint, or wallpaper; (7) install, change, or remove any: fixture, appliance, or non - real - property item listed in Paragraph 2; (8) keep or permit any hazardous material on the Property such as flammable or explosive materials; (9) keep or permit any material or item which causes any liability or fire and extended insurance coverage to be suspended or canceled or any premiums to be increased; dispose of any environmentally detrimental substance (for example, motor oil or radiator fluid) on the Property; cause or allow any lien to be filed against any portion of the Property; or disconnect or intentionally damage any carbon monoxide detector, or otherwise violate any local ordinance requiring a carbon monoxide detector in the Property. (TXR - 2001) 07 - 08 - 22 Landlord or Landlord's Representative: & Tenants: Page 10 of 17 12:27 PM CDT dotloop verified 1:31 PM CDT 12:08 PM CDT dotloop verified dotloop verified GO Real Estate Group 2701 West Plano Parkway, suite 650 Plano, TX 75075 214 - 326 - 0856 "Momo" Mohamed dotloop signature verification: dtlp.us/Yntx - sA0F - F2Je Residential Lease concerning: 6724 Lake Overlook Drive, Fort Worth, TX 76135 C. Completion of Repairs : (1) Tenant may not repair or cause to be repaired any condition, regardless of the cause, without Landlord’s permission . All decisions regarding repairs, including the completion of any repair, whether to repair or replace the item, and the selection of contractors, will be at Landlord’s sole discretion . (2) Landlord is not obligated to complete a repair on a day other than a business day unless required to do so by the Property Code. D. Payment of Repair Costs : (1) Except as otherwise specified in this lease, Landlord will pay to repair or remedy conditions in the Property in need of repair if Tenant complies with the procedures for requesting repairs as described in this Paragraph 18 . This includes, but is not limited to, repairs to the following items not caused by Tenant or Tenant’s negligence : (a) heating and air conditioning systems; (b) water heaters; or (c) water penetration from structural defects. (2) Except for those conditions caused by the negligence of Landlord, Tenant will pay to repair the following conditions: (a) conditions caused by Tenant, an Occupant, or any guest or invitee of Tenant; (b) damage to doors, windows, and screens; (c) damage from windows or doors left open; (d) damage from wastewater stoppages caused by foreign or improper objects in lines that exclusively serve the Property; (e) items that are cosmetic in nature with no impact on the functionality or use of the item; and (f) the following specific items or appliances: . _____, _____ _____,_____, _____,_____ WFL E . Trip Charges : If a repair person is unable to access the Property after making arrangements with Tenant to complete the repair, Tenant will pay any trip charge the repair person may charge, which amount may be different from the amount stated in Paragraph 14 C . F . Advance Payments and Reimbursements : Landlord may require advance payment of repairs or payments under this Paragraph 18 for which Tenant is responsible . Tenant must promptly reimburse Landlord the amounts under this Paragraph 18 for which Tenant is responsible . 19. SECURITY DEVICES AND EXTERIOR DOOR LOCKS: A. Subchapter D, Chapter 92 , Property Code requires the Property to be equipped with certain types of locks and security devices, including (with some exceptions) : (1) window latches on each window ; (2) a keyed doorknob lock or keyed deadbolt lock on each exterior door ; (3) a sliding door pin lock on each exterior sliding glass door of the dwelling ; (4) a sliding door handle latch or a sliding door security bar on each exterior sliding glass door of the dwelling ; and (5) a keyless bolting device and a door viewer on each exterior door of the dwelling . Landlord has rekeyed the security devices since the last occupant GO Real Estate Group 2701 West Plano Parkway, suite 650 Plano, TX 75075 214 - 326 - 0856 "Momo" Mohamed (TXR - 2001) 07 - 08 - 22 Landlord or Landlord's Representative: & Tenants: Page 11 of 17 12:27 PM CDT dotloop verified 1:31 PM CDT 12:08 PM CDT dotloop verified dotloop verified dotloop signature verification: dtlp.us/Yntx - sA0F - F2Je Residential Lease concerning: 6724 Lake Overlook Drive, Fort Worth, TX 76135 vacated the Property or will rekey the security devices within 7 days after Tenant moves in. “Security device" has the meaning assigned to that term in † 92.151, Property Code. B. All notices or requests by Tenant for rekeying, changing, installing, repairing, or replacing security devices must be in writing . Installation of additional security devices or additional rekeying or replacement of security devices desired by Tenant may be paid by Tenant in advance in accordance with † 92 . 162 (c), Property Code, and may be installed only by contractors authorized by Landlord . C. If Tenant vacates the Property in breach of this lease, Landlord may deduct from the security deposit reasonable costs incurred by Landlord to rekey security devices as authorized by † 92 . 156 (e), Property Code . 20. SMOKE ALARMS : Subchapter F, Chapter 92 , Property Code requires the Property to be equipped with smoke alarms in certain locations . Requests for additional installation, inspection, or repair of smoke alarms must be in writing . Disconnecting or intentionally damaging a smoke alarm or removing a battery without immediately replacing it with a working battery may subject Tenant to civil penalties and liability for damages and attorney fees under † 92 . 2611 , Property Code . 21. LIABILITY : Unless caused by Landlord, Landlord is not responsible to Tenant, Tenant’s guests, family, or occupants for any damages, injuries, or losses to person or property caused by fire, flood, water leaks, ice, snow, hail, winds, explosion, smoke, interruption of utilities, theft, burglary, robbery, assault, vandalism, other persons, condition of the Property, environmental contaminants (for example, carbon monoxide, asbestos, radon, lead - based paint, mold, fungus, etc . ), or other occurrences or casualty losses . Unless prohibited by law, Tenant will promptly reimburse Landlord for any damages, injuries, or losses to person or property caused by Tenant, Tenant's guests, any occupants, or any pets or assistance animals, including cost of repairs or service to the Property . 22. HOLDOVER : If Tenant fails to vacate the Property at the time this lease ends Tenant will pay Landlord rent for the holdover period and indemnify Landlord and prospective tenants for damages, including but not limited to lost rent, lodging expenses, costs of eviction, and attorneys' fees . Rent for any holdover period will be three (3) times the monthly rent, calculated on a daily basis, and will be immediately due and payable daily without notice or demand . 23. RESIDENTIAL LANDLORD'S LIEN : Landlord will have a lien for unpaid rent against all of Tenant's nonexempt personal property that is in the Property and may seize such nonexempt property if Tenant fails to pay rent. Subchapter C, Chapter 54, Property Code governs the rights and obligations of the parties regarding Landlord's lien. Landlord may collect a charge for packing, removing, or storing property seized in addition to any other amounts Landlord is entitled to receive. Landlord may sell or dispose of any seized property in accordance with the provisions of † 54.045, Property Code. 24. SUBORDINATION : This lease and Tenant’s leasehold interest are and will be subject, subordinate, and inferior to : (i) any lien or encumbrance now or later placed on the Property by Landlord ; (ii) all advances made under any such lien or encumbrance ; (iii) the interest payable on any such lien or encumbrance ; (iv) any and all renewals and extensions of any such lien or encumbrance ; (v) any restrictive covenant ; and (vi) the rights of any owners’ association affecting the Property . 25. CASUALTY LOSS OR CONDEMNATION : Section 92 . 054 , Property Code governs the rights and obligations of the parties regarding a casualty loss to the Property . Any proceeds, payment for damages, settlements, awards, or other sums paid because of a casualty loss to the Property will be Landlord’s sole property . For the purpose of this lease, any condemnation of all or a part of the Property is a casualty loss . _____, _____ _____,_____, _____,_____ WFL 05/30/25 GO Real Estate Group 2701 West Plano Parkway, suite 650 Plano, TX 75075 214 - 326 - 0856 "Momo" Mohamed (TXR - 2001) 07 - 08 - 22 Landlord or Landlord's Representative: & Tenants: Page 12 of 17 12:27 PM CDT dotloop verified 1:31 PM CDT 12:08 PM CDT dotloop verified dotloop verified dotloop signature verification: dtlp.us/Yntx-sA0F-F2Je

Residential Lease concerning: 6724 Lake Overlook Drive, Fort Worth, TX 76135

26. SPECIAL PROVISIONS: *(Do not insert a lease-option or lease-purchase clause without the assistance of legal counsel. Special obligations and liabilities under statute apply to such transactions.)*

27. DEFAULT:

A. If Landlord fails to comply with this lease, Tenant may seek any relief provided by law.

B. If Tenant fails to timely pay all amounts due under this lease or otherwise fails to comply with this lease, Tenant will be in default and:
   (1) Landlord may terminate Tenant's right to occupy the Property by providing Tenant with at least one day written notice to vacate;
   (2) all unpaid rents which are payable during the remainder of this lease or any renewal period will be accelerated without notice or demand;
   (3) Landlord may exercise Landlord's lien under Paragraph 23 and any other rights under this lease or the Property Code;
   (4) all unpaid amounts, including judgments, will bear 18% interest or the maximum amount allowed by law per year from the due date, compounded annually; and
   (5) Tenant will be liable for:
      (a) any lost rent;
      (b) Landlord's cost of reletting the Property including but not limited to leasing fees, advertising fees, utility charges, and other fees reasonably necessary to relet the Property;
      (c) repairs to the Property for use beyond normal wear and tear;
      (d) all Landlord's costs associated with eviction of Tenant, including but not limited to attorney's fees, court costs, costs of service, witness fees, and prejudgment interest;
      (e) all Landlord's costs associated with collection of amounts due under this lease, including but not limited to collection fees, late charges, and returned check charges; and
      (f) any other recovery to which Landlord may be entitled by law.

C. Notice to vacate under Paragraph 27B(1) may be by any means permitted by §24.005, Property Code.

D. If Tenant vacates the Property in breach of this lease, Landlord may also deduct from the security deposit the reasonable costs to rekey certain security devices, as provided in Paragraph 19.

E. Landlord will attempt to mitigate any damage or loss caused by Tenant's breach by attempting to relet the Property to acceptable tenants and reducing Tenant's liability accordingly.

28. EARLY TERMINATION: This lease begins on the Commencement Date and ends on the Expiration date unless: (i) renewed under Paragraph 4; (ii) extended by written agreement of the parties; or (iii) terminated earlier under Paragraph 27, by agreement of the parties, applicable law, or this Paragraph 28. Unless otherwise provided by law, Tenant is not entitled to early termination due to voluntary or involuntary job or school transfer, changes in marital status, loss of employment, loss of co-tenants, changes in health, purchase of property, or death.

A. <u>Special Statutory Rights</u> Tenants may have special statutory rights to terminate the lease early in certain situations involving family violence, military deployment or transfer, or certain sex offenses or stalking.

(TXR-2001) 07-08-22 Landlord or Landlord's Representative: WFL 05/30/25 12:27 PM CDT dotloop verified & Tenants: 1:31 PM CDT dotloop verified 12:08 PM CDT dotloop verified Page 13 of 17

GO Real Estate Group 2701 West Plano Parkway, suite 650 Plano, TX 75075 214-326-0856 "Momo" Mohamed dotloop signature verification: dtlp.us/Yntx - sA0F - F2Je _____, _____ _____,_____, _____,_____ WFL 05/30/25 Residential Lease concerning: 6724 Lake Overlook Drive, Fort Worth, TX 76135 (1) Military : If Tenant is or becomes a servicemember or a dependent of a servicemember, Tenant may terminate this lease by delivering to Landlord a written notice of termination and a copy of an appropriate government document providing evidence of : (a) entrance into military service ; (b) military orders for a permanent change of station (PCS) ; or (c) military orders to deploy with a military unit for not less than 90 days . Termination is effective on the 30 th day after the first date on which the next rental payment is due after the date on which the notice is delivered . † 92 . 017 , Property Code governs the rights and obligations of the parties under this paragraph . (2) Family Violence : Tenant may terminate this lease if Tenant provides Landlord with a copy of documentation described under † 92 . 016 , Property Code protecting Tenant or an occupant from family violence committed by a cotenant or occupant of the Property . † 92 . 016 , Property Code governs the rights and obligations of the parties under this paragraph . If the family violence is committed by someone other than a cotenant or co - occupant of the Property, Tenant must give written notice of termination 30 days prior to the effective date of the notice . (3) Sex Offenses or Stalking : Tenant may have special statutory rights to terminate this lease in certain situations involving certain sexual offenses or stalking, if the Tenant provides Landlord with the documentation required by † 92 . 0161 , Property Code . For more information about the types of situations covered by this provision, Tenant is advised to review † 92 . 0161 , Property Code . B. Assignment, Subletting and Replacement Tenants : (1) Tenant may not assign this lease or sublet the Property without Landlord’s written consent. (2) If Tenant requests an early termination of this lease under this Paragraph 28 B, Tenant may attempt to find a replacement tenant and may request Landlord to do the same . Landlord may, but is not obligated to, attempt to find a replacement tenant under this paragraph . (3) Any assignee, subtenant, or replacement tenant must, in Landlord’s discretion, be acceptable as a tenant and must sign : (a) a new lease with terms not less favorable to Landlord than this lease or otherwise acceptable to Landlord ; (b) a sublease with terms approved by Landlord ; or (c) an assignment of this lease in a form approved by Landlord . (4) At the time Landlord agrees to permit an assignee, subtenant, or replacement tenant to occupy the Property, Tenant will pay Landlord: (a) if Tenant procures the assignee, subtenant, or replacement tenant: □ (i) $ . □ (ii) % of one’s month rent that the assignee, subtenant, or replacement tenant is to pay. (b) if Landlord procures the assignee, subtenant, or replacement tenant: □ (i) $ . □ (ii) % of one’s month rent that the assignee, subtenant, or replacement tenant is to pay. (5) Unless expressly stated otherwise in an assignment or sublease, Tenant will not be released from Tenant’s obligations under this lease because of an assignment or sublease . An assignment of this lease or a sublease of this lease without Landlord’s written consent is voidable by Landlord . (TXR - 2001) 07 - 08 - 22 Landlord or Landlord's Representative: & Tenants: Page 14 of 17 12:27 PM CDT dotloop verified 1:31 PM CDT 12:08 PM CDT dotloop verified dotloop verified GO Real Estate Group 2701 West Plano Parkway, suite 650 Plano, TX 75075 214 - 326 - 0856 "Momo" Mohamed dotloop signature verification: dtlp.us/Yntx - sA0F - F2Je Residential Lease concerning: 6724 Lake Overlook Drive, Fort Worth, TX 76135 29. ATTORNEY’S FEES : Any person who is a prevailing party in any legal proceeding brought under or related to the transaction described in this lease is entitled to recover prejudgment interest, attorney’s fees, costs of service, and all other costs of the legal proceeding from the non - prevailing party . 30. REPRESENTATIONS : Tenant's statements in this lease and any application for rental are material representations . Each party to this lease represents that he or she is of legal age to enter into a contract . If Tenant makes a misrepresentation in this lease or in an application for rental, Tenant is in default . 31. ADDENDA : Incorporated into this lease are the following addenda, exhibits and other information . If Landlord’s Rules and Regulations are made part of this lease, Tenant agrees to comply with the Rules and Regulations as Landlord may, at Landlord’s discretion, amend from time to time . □ □ □ □ □ □ □ _____, _____ _____,_____, _____,_____ WFL 05/30/25 □ Addendum Regarding Rental Flood Disclosure □ Agreement Between Brokers Landlord’s Rules & Regulations Owners’ Association Rules Pool/Spa Maintenance Addendum Residential Lease Application Bed Bug Addendum □ Addendum Regarding Lead - Based Paint □ Inventory & Condition Form □ Landlord’s Additional Parking Rules □ Animal Agreement □ Mold Remediation Consumer Protection □ Residential Lease Guaranty □ 32 . NOTICES : All notices under this lease must be in writing and are effective when hand - delivered, sent by mail, or sent by electronic transmission to (Do not insert an e - mail address or a fax number unless the party consents to receive notices under this lease at the e - mail address or fax number specified . ) : Tenant at the Property and a copy to: Landlord c/o: [ ] GO Property Managers E - mail/Fax: E - mail/Fax: E - mail/Fa x E - mail/Fax: 33. AGREEMENT OF PARTIES: A. Entire Agreement : There are no oral agreements between Landlord and Tenant . This lease contains the entire agreement between Landlord and Tenant and may not be changed except by written agreement . B. Binding Effect : This lease is binding upon and inures to the benefit of the parties to this lease and their respective heirs, executors, administrators, successors, and permitted assigns . C. Joint and Several : All Tenants are jointly and severally liable for all provisions of this lease . Any act or notice to, refund to, or signature of, any one or more of the Tenants regarding any term of this lease, its extension, its renewal, or its termination is binding on all Tenants executing this lease . D. Waiver : Landlord's past delay, waiver, or non - enforcement of a rental due date or any other right will not be deemed to be a waiver of any other breach by Tenant or any other right in this lease . E. Severable Clauses : Should a court find any clause in this lease unenforceable, the remainder of this lease will not be affected and all other provisions in this lease will remain enforceable. (TXR - 2001) 07 - 08 - 22 Landlord or Landlord's Representative: & Tenants: Page 15 of 17 12:27 PM CDT dotloop verified 1:31 PM CDT 12:08 PM CDT dotloop verified dotloop verified GO Real Estate Group 2701 West Plano Parkway, suite 650 Plano, TX 75075 214 - 326 - 0856 "Momo" Mohamed dotloop signature verification: dtlp.us/Yntx - sA0F - F2Je Residential Lease concerning: 6724 Lake Overlook Drive, Fort Worth, TX 76135 F . Controlling Law : The laws of the State of Texas govern the interpretation, validity, performance, and enforcement of this lease . G . Copyright : If an active REALTOR® member of Texas REALTORS® does not negotiate this lease as a party or for one of the parties, with or without assistance by an active member of the State Bar of Texas, this lease is voidable at will by Tenant . 34. INFORMATION: A. Future inquiries about this lease, rental payments, and security deposits should be directed to the person listed for receipt of notices for Landlord under Paragraph 32 . B. It is Tenant’s responsibility to determine, before signing this lease, if : (i) all services (e . g . , utilities, connections, schools, and transportation) are accessible to or from the Property ; (ii) such services are sufficient for Tenant’s needs and wishes ; and (iii) Tenant is satisfied with the Property’s condition . C. The brokers to this lease have no knowledge of whether Landlord is delinquent in the payment of any lien against the Property . D. Unpaid rent and any unpaid amount under this lease are reportable to credit reporting agencies. E. Landlord is not obligated to respond to any requests for Tenant’s rental and payment history from a mortgage company or other prospective landlord until Tenant has given notice of termination of this lease and Tenant is not in breach of this lease . ( Notice : Landlord or Landlord’s agent may charge a reasonable fee for processing such information . ) F. If all occupants over 18 years of age die during this lease, Landlord may : (i) permit the person named below to access the Property at reasonable times in Landlord’s or Landlord’s agent’s presence ; (ii) permit the named person to remove Tenant’s personal property ; and (iii) refund the security deposit, less deductions, to the named person . Section 92 . 014 , Property Code governs procedures to follow regarding a deceased tenant’s personal property and security deposit . ( Do not insert Tenant or Occupant names below . ) Name : Phone : Address : E - mail : G. If a tenant who is the sole occupant of the Property dies before the expiration of the tenant’s lease, a representative of the estate or the person named in Paragraph 34 (F) may terminate the tenant’s rights and obligations under the lease if the representative or the person named in Paragraph 34 (F) provides to the Landlord written notice of the termination of the lease as required by Section 92 . 0162 , Property Code and the deceased tenant’s property is removed from the leased premises in accordance with Section 92 . 014 of the Property Code and the representative or the person named in Paragraph 34 (F) signs an inventory of the removed property if required by the landlord . Termination of a lease is effective on the later of : (1) the 30 th day after the date on which the notice under Section 92 . 0162 , Property Code was provided ; or (2) the date on which all of the conditions in under Section 92 . 0162 , Property Code have been met . H. The Texas Department of Public Safety maintains a database that the public may search, at no cost, to determine if registered sex offenders are located in certain areas (see www . txdps . state . tx . us under on - _____, _____ _____,_____, _____,_____ WFL 05/30/25 (TXR - 2001) 07 - 08 - 22 Landlord or Landlord's Representative: & Tenants: Page 16 of 17 12:27 PM CDT dotloop verified 1:31 PM CDT 12:08 PM CDT dotloop verified dotloop verified GO Real Estate Group 2701 West Plano Parkway, suite 650 Plano, TX 75075 214 - 326 - 0856 "Momo" Mohamed dotloop signature verification: dtlp.us/Yntx - sA0F - F2Je GO Real Estate Group 2701 West Plano Parkway, suite 650 Plano, TX 75075 214 - 326 - 0856 "Momo" Mohamed _______________________ _____________________________ □ □ □ □ (TXR - 2001) 07 - 08 - 22 Landlord or Landlord's Representative:_____,_____ & Tenants:_____,_____,_____,_____ Page 17 of 17 On For Landlord’s Use: * ( date ), Landlord provided a copy of the lease, signed by all parties, to (Tenant) by mail e - mail fax in person. * Note : Landlord must provide at least one copy of the lease to at least one Tenant no later than three business days after the date the lease is signed by each party to the lease . Additionally, if more than one tenant is a party to the lease, no later than three business days after the date the Landlord receives a written request for a copy of a lease from a tenant who has not already received one as required above, the Landlord must provide a copy to the requesting tenant . Landlord may provide the copy of the lease in : (1) a paper format ; (2) an electronic format if requested by the tenant ; or (3) by e - mail if the parties have communicated by e - mail regarding the lease . See † 92 . 024 , Property Code, for more details . Residential Lease concerning: 6724 Lake Overlook Drive, Fort Worth, TX 76135 line services). For information concerning past criminal activity in certain areas, contact the local police department. I. Landlord’s insurance does not cover Tenant from loss of personal property . Landlord highly recommends that Tenant obtain liability insurance and insurance for casualties such as fire, flood, water damage, and theft . J. Landlord’s broker , GO Property Managers , □ will □ will not act as the property manager for landlord. If Property is not managed by above - named broker, Property will be managed by □ Landlord or □ property manager for Landlord: Name of property manager: [ ] Phone: [ ] Address: 2701 W Plano Pkwy Ste 650, Plano, Texas E - mail: [ ] K. This lease should not be used in conjunction with executory contracts of any type, such as contracts for deed, leases with options to purchase, or lease options, without the advice of an attorney. L. This lease is negotiable between the parties . This lease is binding upon final acceptance . READ IT CAREFULLY . If you do not understand the effect of this lease, consult your attorney BEFORE signing . Landlord Date Tenant Date Landlord Date Tenant Date Or signed for Landlord under written property management agreement or power of attorney: Tenant Date By: Date Tenant Date Broker’s Associate’s Printed Name Broker’s Printed Name License No. Firm Name

dotloop signature verification: dtlp.us/7GdY-OfJD-58Kz

TEXAS REALTORS

ADDENDUM REGARDING RENTAL FLOOD DISCLOSURE

NOTICE: For use with a Residential Lease, including a Temporary Residential Lease

USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE TEXAS ASSOCIATION OF REALTORS®, INC. IS NOT AUTHORIZED.
©Texas Association of REALTORS®, Inc. 2024.

ADDENDUM TO RESIDENTIAL LEASE CONCERNING THE PROPERTY AT 6724 Lake Overlook Drive, Fort Worth, TX 76135

THIS ADDENDUM IS A DISCLOSURE OF LANDLORDS' KNOWLEDGE AS OF THE DATE SIGNED BY THE LANDLORD. IT IS NOT A WARRANTY OF ANY KIND NOR A PREDICTION OF FUTURE EVENTS BY LANDLORD, LANDLORD'S AGENTS, OR ANY OTHER AGENT.

A. 100-YEAR FLOODPLAIN.

Landlord ☐ is or ☑ is not aware that the dwelling you are renting is located in a 100-year floodplain. If neither box is checked, you should assume the dwelling is in a 100-year floodplain. Even if the dwelling is not in a 100-year floodplain, the dwelling may still be susceptible to flooding. The Federal Emergency Management Agency (FEMA) maintains a flood map on its Internet website that is searchable by address, at no cost, to determine if a dwelling is located in a flood hazard area. Most tenant insurance policies do not cover damages or loss incurred in a flood. You should seek insurance coverage that would cover losses caused by a flood.

B. DAMAGE TO A DWELLING DUE TO FLOODING DURING THE LAST FIVE-YEAR PERIOD.

Landlord ☐ is or ☑ is not aware that the dwelling you are renting has flooded at least once within the last five years.

**For purposes of this notice:*

"100-year floodplain" means any area of land designated as a flood hazard area with a one percent or greater chance of flooding each year by the Federal Emergency Management Agency under the National Flood Insurance Act of 1968 (42 U.S.C. Section 4001 et seq.). A landlord is not required to disclose on the notice that the landlord is aware that a dwelling is located in a 100-year floodplain if the elevation of the dwelling is raised above the 100-year floodplain flood levels in accordance with federal regulations.

"Flooding" means a general or temporary condition of partial or complete inundation of a dwelling caused by: (A) the overflow of inland or tidal waters; (B) the unusual and rapid accumulation of runoff or surface waters from any established water source such as a river, stream, or drainage ditch; or (C) excessive rainfall.

The undersigned Tenant acknowledges receipt of the foregoing notice.

Landlord Date	Tenant Date
Landlord Date	Tenant Date
	Tenant Date
	Tenant Date

(TXR-2015) 05-15-24 Page 1 of 1

GO Real Estate Group 2701 West Plano Parkway, suite 650 Plano, TX 75075 214-326-0856 "Momo" Mohamed